Exhibit 99.1

Bassett Furniture Industries, Inc. P.O. Box 626 Bassett, VA 24055

Contacts:

J. Michael Daniel

Senior Vice President and

Chief Financial Officer

(276) 629-6614 – Investors

mdaniel@bassettfurniture.com

Peter D. Morrison

Vice President of Communications

(276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal Third Quarter Results, Updates Progress on Restructuring Plan and Announces Regular Quarterly Dividend

(Bassett, Va.) – October 9, 2024 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its third quarter ended August 31, 2024. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.20 per share of common stock, payable on Nov. 29, 2024, to shareholders of record at the close of business on Nov. 15, 2024. This dividend represents an 11% increase over the prior year’s quarterly dividend.

Q3 Consolidated Business Highlights: [FY 24 vs. FY 23, unless otherwise specified]

●	Revenues decreased 13%, impacted by a cyber incident that suspended all financial systems and manufacturing for 7 days.
●	Operating loss of $6.4 million, which included a $1.2 million loss on a logistical services contract the Company abandoned and various costs associated with the cyber incident.
●

Gross margin of 53.0%, which included $0.6 million of manufacturing wages paid during the cyber shutdown. Excluding the wage charge, gross profit margin would have been 53.8% as compared to adjusted gross margin of 52.7% in 2023 (see Table 5).

●	Diluted loss per share of $0.52 vs. a loss of $0.30 in 2023.
●	Limited cash flow deficit for the quarter to $0.4 million despite challenging results and cyber disruption related costs.

Fiscal 2024 Third Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	3rd Qtr		Dollar	%	3rd Qtr	% of	3rd Qtr	% of
	2024	2023	Change	Change	2024	Sales	2023	Sales
Consolidated (1)	$75.6	$87.2	$(11.6)	-13.3%	$(6.4)	-8.5%	$(3.8)	-4.4%

Wholesale	$47.8	$56.7	$(8.9)	-15.7%	$4.4	9.2%	$6.3	11.1%

Retail	$47.3	$52.3	$(5.0)	-9.6%	$(2.8)	-5.9%	$(3.0)	-5.7%

Corporate & Other (2)	$1.0	$1.8	$(0.8)	-44.4%	$(7.0)	N/A	$(7.4)	N/A

(1)

Our consolidated results for the quarter include certain intercompany eliminations as well as a $1.2 million contract abandonment charge which are not allocated to our segment operating results. See Table 4, "Segment Information" below for an illustration of the effects of these items on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

“The third quarter is historically our slowest as we customarily shut down manufacturing for the week of July 4th,” said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. “Although we had additional challenges this year, we delivered strong gross margins. In mid-July, we reported that we detected unauthorized activities in our IT systems, which resulted in us shutting down our IT systems and ceasing manufacturing for 7 days. The industry remained challenged by economic factors in the quarter, including a slow housing market that is forecasted to improve heading into 2025. With our strong balance sheet and our focus on right-sizing our expense structure, our goal is to drive better profitability.”

Update on Restructuring Plan

The Company made progress on the restructuring plan announced in July to lower its cost structure and to strengthen operations for topline growth. The comprehensive strategy builds on the strength of Bassett’s brand quality, design expertise and service, and focuses on driving revenue growth and profitability long-term. The five-point plan will be completed by the end of the fourth quarter. “We are running a leaner operation, reducing expenses and investing in new products and services,” Spilman added. “Through our restructuring plan, we are on target to improve our bottom-line between $5.5 million and $6.5 million on an annual basis. We are committed to returning to profitability.”

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on October 10, 2024, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/4t38wrd6. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading manufacturer and marketer of high-quality home furnishings. With 87 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that features the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally. For more information, visit the Company’s website at bassettfurniture.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the third fiscal quarter of 2024, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended				Nine Months
	August 31, 2024		August 26, 2023		August 31, 2024		August 26, 2023
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$75,619	100.0%	$87,217	100.0%	$245,583	100.0%	$295,434	100.0%
Cost of furniture and accessories sold	35,526	47.0%	42,173	48.4%	113,863	46.4%	140,360	47.5%
Gross profit	40,093	53.0%	45,044	51.6%	131,720	53.6%	155,074	52.5%

Selling, general and administrative expenses	45,210	59.8%	48,848	56.0%	142,141	57.9%	154,709	52.4%
Loss on contract abandonment	1,240	1.6%	-	0.0%	1,240	0.5%	-	0.0%
Asset impairment charges	-	0.0%	-	0.0%	5,515	2.2%	-	0.0%
Gain on revaluation of contingent consideration	-	0.0%	-	0.0%	-	0.0%	1,013	0.3%
Income (loss) from operations	(6,357)	-8.4%	(3,804)	-4.4%	(17,176)	-7.0%	1,378	0.5%

Interest income	692	0.9%	923	1.1%	2,075	0.8%	1,644	0.6%
Other loss, net	(109)	-0.1%	(309)	-0.4%	(489)	-0.2%	(1,381)	-0.5%
Income (loss) before income taxes	(5,774)	-7.6%	(3,190)	-3.7%	(15,590)	-6.3%	1,641	0.6%

Income tax expense (benefit)	(1,269)	-1.7%	(599)	-0.7%	(2,691)	-1.1%	711	0.2%
Net income (loss)	(4,505)	-6.0%	(2,591)	-3.0%	(12,899)	-5.3%	930	0.3%

Basic and diluted earnings (loss) per share	$(0.52)		$(0.30)		$(1.48)		$0.11

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
Assets	August 31, 2024	November 25, 2023
Current assets
Cash and cash equivalents	$38,329	$52,407
Short-term investments	17,834	17,775
Accounts receivable, net	12,974	13,736
Inventories, net	56,138	62,982
Recoverable income taxes	2,846	2,574
Other current assets	9,421	8,480
Total current assets	137,542	157,954

Property and equipment, net	78,564	83,981

Other long-term assets
Deferred income taxes, net	7,410	4,645
Goodwill and other intangible assets	14,199	16,067
Right of use assets under operating leases	90,274	100,888
Other	7,873	6,889
Total long-term assets	119,756	128,489
Total assets	$335,862	$370,424

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,232	$16,338
Accrued compensation and benefits	6,595	8,934
Customer deposits	23,700	22,788
Current portion of operating lease obligations	18,504	18,827
Other accrued expenses	10,086	11,003
Total current liabilities	73,117	77,890

Long-term liabilities
Post employment benefit obligations	10,885	10,207
Long-term portion of operating lease obligations	85,310	97,357
Other long-term liabilities	1,514	1,529
Total long-term liabilities	97,709	109,093

Stockholders’ equity
Common stock	43,674	43,842
Retained earnings	121,387	139,354
Additional paid-in-capital	-	93
Accumulated other comprehensive income (loss)	(25)	152
Total stockholders' equity	165,036	183,441
Total liabilities and stockholders’ equity	$335,862	$370,424

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Nine Months
	August 31, 2024	August 26, 2023
Operating activities:
Net income (loss)	$(12,899)	$930
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,613	7,502
Non-cash asset impairment charges	5,515	-
Gain on revaluation of contingent consideration	-	(1,013)
Inventory valuation charges	4,954	3,814
Deferred income taxes	(2,765)	473
Other, net	937	1,781
Changes in operating assets and liabilities:
Accounts receivable	762	2,499
Inventories	1,890	14,797
Other current and long-term assets	(1,213)	(289)
Right of use assets under operating leases	13,029	13,668
Customer deposits	912	(12,337)
Accounts payable and other liabilities	(5,364)	(6,586)
Obligations under operating leases	(15,694)	(14,990)
Net cash provided by (used in) operating activities	(2,323)	10,249

Investing activities:
Purchases of property and equipment	(4,720)	(14,657)
Proceeds from disposal of discontinued operations, net	-	1,000
Other	(909)	(1,664)
Net cash used in investing activities	(5,629)	(15,321)

Financing activities:
Cash dividends	(4,909)	(4,406)
Other issuance of common stock	275	275
Repurchases of common stock	(1,127)	(4,056)
Taxes paid related to net share settlement of equity awards	(161)	(109)
Repayments of finance lease obligations	(210)	(208)
Net cash used in financing activities	(6,132)	(8,504)
Effect of exchange rate changes on cash and cash equivalents	6	(37)
Change in cash and cash equivalents	(14,078)	(13,613)
Cash and cash equivalents - beginning of period	52,407	61,625
Cash and cash equivalents - end of period	$38,329	$48,012

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Nine Months
	August 31, 2024	August 26, 2023	August 31, 2024	August 26, 2023
Sales Revenue
Wholesale sales of furniture and accessories	$47,828	$56,660	$155,138	$188,318
Less: Sales to retail segment	(20,453)	(23,503)	(64,967)	(77,932)
Wholesale sales to external customers	27,375	33,157	90,171	110,386
Retail sales of furniture and accessories	47,256	52,264	151,478	178,004
Corporate & Other - Noa Home (1)	988	1,796	3,934	7,044
Consolidated net sales of furniture and accessories	$75,619	$87,217	$245,583	$295,434

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$4,440	$6,340	$16,886	$22,339
Retail	(2,840)	(3,036)	(6,674)	(751)
Net expenses - Corporate and other (1)	(6,963)	(7,420)	(21,500)	(22,140)
Inter-company elimination	246	312	867	917
Loss on abandoned warehouse contract	(1,240)	-	(1,240)	-
Asset impairment charges	-	-	(5,515)	-
Gain on revaluation of contingent consideration	-	-	-	1,013
Consolidated income (loss) from operations	(6,357)	(3,804)	(17,176)	1,378

Interest income	692	923	2,075	1,644
Other loss, net	(109)	(309)	(489)	(1,381)
Consolidated income (loss) before income taxes	$(5,774)	$(3,190)	$(15,590)	$1,641

(1) Corporate and Other includes the operations of Noa Home Inc. along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

Table 5
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Adjusted Gross Profit
(In thousands)

	Quarter Ended				Nine Months
	August 31, 2024		August 26, 2023		August 31, 2024		August 26, 2023
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Gross profit as reported	$40,093	53.0%	$45,044	51.6%	$131,720	52.5%	$155,074	52.4%
Wages paid during cyber shutown	609	0.8%	-	-	609	0.2%	-	-
Additional inventory valuation charges	-	-	893	1.0%	2,701	1.1%	1,896	0.6%

Gross profit as adjusted	$40,702	53.8%	$45,937	52.7%	$135,030	55.0%	$156,970	53.1%